UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 21, 2018 (June 18, 2018)

Harsco Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-03970	23-1483991
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

350 Poplar Church Road, Camp Hill, Pennsylvania		17011
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (717) 763-7064

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01    Entry into a Material Definitive Agreement

On June 18, 2018 (the “Closing Date”), Harsco Corporation (the “Company”), entered into (i) Amendment No. 2 (“Amendment No. 2”) with certain lenders and Citibank Bank, N.A., as administrative agent and as collateral agent and (ii) Amendment No. 3 (“Amendment No. 3” and together with Amendment No. 2, the “Amendments”) with certain lenders and Citibank, N.A., as administrative agent and a collateral agent, each of which amend the Company’s Third Amended and Restated Credit Agreement, dated as of November 2, 2016, as amended by Amendment No. 1, dated as of December 8, 2017.
Pursuant to Amendment No. 2, the Company increased the amount of its revolving credit commitments by $100 million, to a total revolving credit facility size of $500 million.
Pursuant to Amendment No. 3, the interest rate on approximately $544.5 million of term loans was reduced to an interest rate equal to, at the Company’s option, either:

(a)	A base rate equal to the greatest of (i) the administrative agent’s prime rate, (ii) the federal funds effective rate plus 1/2 of 1.00% and (c) one month LIBOR plus 1.00%; in each case plus 1.25%, or

(b)	LIBOR plus 2.25%.
In addition, pursuant to Amendment No. 3, certain amendments were made to delay the Company’s obligation to make prepayments from excess cash flow until the fiscal year ending December 31, 2019.
The foregoing description of the Amendments does not purport to be complete and is qualified in its entirety by reference to the Amendments, copies of which are filed herewith as Exhibits 10.1 and 10.2 hereto and are incorporated herein by reference.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.
The discussion under Item 1.01 is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description
10.1	Amendment No. 2, dated as of June 18, 2018, among the Company, the subsidiaries of the Company party thereto, Citibank N.A., as administrative agent and collateral agent and the lenders party thereto.
10.2	Amendment No. 3, dated as of June 18, 2018, among the Company, the subsidiaries of the Company party thereto, Citibank N.A., as administrative agent and collateral agent and the lenders party thereto.
99.1	Press Release issued June 18, 2018

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Harsco Corporation
Date: June 21, 2018	/s/ Russell C. Hochman
Russell C. Hochman
Senior Vice President and General Counsel, Chief Compliance Officer & Corporate Secretary